EXHIBIT 32.1/32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING AND

FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ou Yang Xing Ying, President, Treasurer and Secretary, of Med Spa Vacations Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the quarterly report on Form 10-Q of Med Spa Vacations Inc. for the period ended September 30, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Med Spa Vacations Inc.

Dated: June 8, 2020

/s/ Ou Yang Xing Ying
Ou Yang Xing Ying
President, Treasurer and Secretary
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Med Spa Vacations Inc. and will be retained by Med Spa Vacations Inc. and furnished to the Securities and Exchange Commission or its staff upon request.